As filed with the Securities and Exchange Commission on August 1, 2016
REGISTRATION NO.  333-211958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 5)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mobad Service Corporation
(Exact Name of registrant in its charter)

Delaware	6770	27-5414653
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1441 Ocean Drive Vero Beach, FL 32963
(772) 234.9999
(Address and telephone number of principal executive offices)

Harvard Business Services, Inc. 16192 Coastal Hwy. Lewes, Delaware 19958 Telephone (302) 645-7400
(Name, address and telephone number of agent for service)

Copies to:
Rory O'Dare 1441 Ocean Drive Vero Beach , Florida 32963 772.234.9999

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☑ .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer ❒	Accelerated filer ❒
Non-accelerated filer ❒	Smaller reporting company ☑.

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$100,000.00	$0.01	$100,000.00	$10.17
Common Stock—Current Shareholder	$49,000.00	$0.01	$49,000.00	$5.08
_____________

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Mobad Service Corporation
14,900,000 Shares of Common Stock
$0.01 per share

Mobad Service Corporation (Mobad " or the "Company") is offering on a best-efforts basis a minimum of 2,000,000 (minimum offering) and a maximum of 10,000,000 shares of its common stock at a price of $0.01per share. In addition there are 4,900,000 shares of common stock being registered for sale by our sole officer and director who is a selling shareholder also at $0.01per share Mr. O'Dares shares will only be sold after the company completes its offering   Mr.O'Dare is an underwriter for the purposes of this offering. The shares are intended to be sold directly through the efforts of Rory O'Dare, our sole officer and director. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein. Mr. O'Dare sale is subject to the requirements of Rule 419 and the proceeds and shares from the resale of his shares will be promptly deposited in the escrow account.

The proceeds from the sale of the shares in this offering will be payable to Branch Bank & Trust fbo Mobad Service Corporation All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Branch Bank & Trust pending the achievement of the Minimum Offering and no funds shall be released to Mobad Service Corporation until such a time as the minimum proceeds are raised at which time up to 10% may be released to the Company under Rule 419.  If the minimum offering is not achieved within 12 months of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The funds from any sales of Mr. O'Dare shares will also be placed into the escrow account and cannot be released until after the close of the escrow when they will be released to Mr. O'Dare.  The offering shares sold by Mr.O'Dare will be placed into escrow during the escrow period in the names of the purchasers.

The offering may terminate on the earlier of: (i) the date when the sale of all 10,000,000 shares to be sold by the issuer is completed, (ii) anytime after the minimum offering of 2,000,000 shares of common stock is achieved, or (ii) a maximum of 360 days from the effective date of this document. Prior to this offering, there has been no public market for Mobad Service Corporation's common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the close of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria(See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Minimum	2,000,000	$20,000	$0.00	$20,000
Maximum	10,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated August___, 2016

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

All of the proceeds of this offering will promptly be placed in an escrow account and held until the completion of a merger or acquisition as detailed herein other than 10% which maybe release to the registrant as described herein. Such escrowed funds may not be used for salaries or reimbursable expenses.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Mobad Service Corporation("Mobad" or the "Company"), incorporated in the State of Delaware on March 2, 2011, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Rory O'Dare, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr.O'Dare serves as President, Secretary, Treasurer and Director. Mr.O'Dare determined next to proceed with filing a Form S-1.

Mr.O'Dare, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with an entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Mr.O'Dare as the sole officer and director and sole signatory on this registration statement is bound thereby by Rule 419 (and by the escrow agreement to which he is a party) as it relates the the sale of his shares. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

As of the date of this prospectus, we have 40,000,000 shares of $0.0001 par value common stock issued and outstanding.

Mobad Service Corp's operations and corporate offices are located at 1441 Ocean Drive, Vero Beach , Florida 32963, with a telephone number of (772) 234.9999.

Mobad Service Corp's fiscal year end is April 30.

THE OFFERING

Mobad Service Corporation is offering, on a best efforts, self-underwritten basis, a minimum of 2,000,000 and a maximum of 10,000,000 new issue shares of its common stock at a price of $0.01per share in addition to 4,900,000 shares currently held by the existing shareholder also at $0.01per share. New issue offering refers to the shares offered for sale by the Company.  Definitively, the offering consists of a minimum of 2,000,000 shares and up to a maximum of 10,000,000 shares upon closing of the escrow.  Mr. O'Dares shares will only be sold after the Company completes its offering. and closes the escrow.  The proceeds from the sale of the shares in this offering will be payable to "Branch Bank & Trust fboMobad Service Corporation" and will be deposited in a non-interest bearing bank account with escrow agent Branch Bank & Trust until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. In the event that any interest is earned on the funds in escrow it shall be for the sole benefit of the purchasers of securities in this offering. All subscription agreements and checks are irrevocable and should be delivered to Mobad Service Corporation, at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. The proceeds from any sale by the selling shareholder will also be held in escrow upon their sale which cannot occur prior to the completion of the sale of the minimum offering of the shares by the issuer.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering after which no funds shall be released to Mobad Service Corporation until such a time as the escrow conditions are met (see the section titled "Plan of Distribution" herein (completion of the post effective amendment, effectiveness and the completion of the reconfirmation offering) other than 10%  which may only be released to Mobad upon completion of the offering.  (see the section titled "Plan of Distribution" herein).  The offering may terminate on the earlier of: (i) the date when the sale of all 10,000,000 shares being sold by the issuer is completed, (ii) anytime after the minimum offering of 2,000,000 shares of common stock is achieved at the discretion of the Board of Directors but not more than (ii) 360 days from the effective date of this document. The minimum must be met prior to the termination of this offering or all funds will be refunded to investors.  The funds from any sales of Mr. O'Dare shares will also be placed into the escrow account and cannot be released until the escrow conditions are met as described earlier in this paragraph when they will be released to Mr. O'Dare. The shares sold by Mr.O'Dare will be placed into escrow during the escrow period in the names of the purchasers.

If the Minimum Offering is not achieved within 12 months of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of Branch Bank & Trust (the insured depository institution), is the only factor assessed in determining whether the minimum offering condition has been met.    The minimum offering must be reached prior to the expiration date of the offering. The Company will cause to be issued stock certificates  purchased within one (1) business day of the acceptance of the subscription agreement and confirmation of payment by the issuer (which may take up to five (5) business days and will within 1 day of issuance cause such shares to be delivered to the escrow agents account.

Mr. O'Dare, our sole officer and director may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (80% of the investors of both the company and selling shareholder offering) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds (both the company and the selling shareholder offering) elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Mobad Service Corporation has not presently secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statement of operations data
For The Years Ended April 30 2015 And 2016

	2016	2015

Net Revenues	$-	$-

Operating Expenses:
General and administration expenses	6,869	-
Total operating expenses	6,869	-

Loss from operations

Provision for income taxes	-	-

Net loss	$(6,869)	$-

Balance sheets data

As Of April 30, 2016 and 2015

ASSETS	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$-	$-
TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Payable to related party	-	-
TOTAL CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS' DEFICIT
Common Stock, $0.0001 par value, 100,000,000 shares authorized,
40000000 shares issued and outstanding	4,000	4,000
Additional paid-in capital	10,877	4,008
Accumulated deficit	(14,877)	(8,008)
TOTAL STOCKHOLDERS' DEFICIT	-	-

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS. Mobad Service Corporation's operations depend solely on the efforts of  Rory O'Dare, the sole officer and director of the Company. O'Dare has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles and would cease to exist if it is unable to develop the business or manage our public reporting requirements.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. Rory O'Dare may in the future become involved in other employment opportunities and may periodically face a conflict in selecting between Mobad Service Corporation and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Rory O'Dare to other pursuits without a sufficient warning, the Company may, consequently, go out of business.   Mr. O'Dare may form and serve as officer and director of other blank check companies.  (Mr. O'Dare has resigned from such positions in several other blank check companies prior to this filing.) Mobad  will be given priority in the search for shareholders and in the search for acquisition.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment including audited financial statements from the target company. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post effective amendment will automatically receive a return of his investment funds.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled "Conflicts of Interest."

NO AUDITED FINANCIAL STATEMENTS REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS.    The Company shall not require the business combination target to provide audited financial statements until it becomes probable that signing of a business combination agreement is likely (but prior to signing of any such agreement or submittal of the reconfirmation offering), thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process.

INABILITY TO MEET THE PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT.

The Compay has been required to file reports under the Exchange Act of 1034 since the effectiveness of its initial S-1.   The Company has often failed to file such reports timely historically.  Therefore there is a risk that the Company will have an inability to meet the periodic reporting requirements of the Exchange Act and therefore it may be difficult to obtain current information about the Company.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business." The company has listed working capital as the use of proceeds of this offering thus giving the company considerable latitude without having to revise or deviate from its listed use of proceeds. See "Use of Proceeds"

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered thus limiting the issuers ability to complete this offering.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN POSSIBLE LACK OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN POSSIBLE LACK OF SUCCESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria thus making risk evaluations difficult. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies. Therefore this competition may result in the company being unable to complete its business plan of completing an acquisition or merger.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION MAY RESULT IN THE COMPANY BEING UNABLE TO COMPLETE ITS BUSINESS PLAN. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting up to ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the service of this individual would adversely affect development of the Company's business and its likelihood of continuing operations and completing its business plan. See " DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

CONFLICTS OF INTEREST OFFICER AND DIRECTOR MAY RESULT IN LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR AT LESS PROFIT. The Company's officer and director may in the future participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officer and director is involved in the management of any firm with which the Company transacts business. These limitation may limit the number of opportunities for a merger or acquisition. Rory O'Dare our sole officer and director is as of the date of this prospectus is participating in other blank check business ventures. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION LIMITING ACQUISITION PROSPECTS. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT THE COMPANY'S ABILITY TO FIND PROSPECTIVE CANDIDATES FOR ACQUISITION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION INCREASES THE RISK THAT THE COMPANY WILL CEASE TO DO BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations potentially causing the company to cease to do business.

POSSIBLE INVESTMENT COMPANY ACT REGULATION LIMITS POSSIBLE ACQUISITION CANDIDATES AND INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MEANS INABILITY TO FULLY GAUGE MANAGEMENT RISK AND UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION WOULD RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company as the blank check has the requirements of a post effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information. This process may be more complicated and complex due to the acquisition with a blank check than if the company had gone public directly. In addition the Company would continue to have the expenses of filings under the Securities Exchange Act of 1934 (10K's, Q's and 8K's among others) during these processes.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES MAY LIMIT OR PRECLUDE ACQUISITION CANDIDATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD INCREASES THE RISK THE COMPANY WILL BE ABLE TO CONTINUE OPERATIONS AND LIMITS FUTURE OPERATING CAPITAL. The 10,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

BUSINESS ANALYSIS BY NON PROFESSIONAL INCREASES THE RISK OF INCOMPLETE DUE DILIGENCE AND POOR ANALYSIS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

LACK OF AGREEMENT TO PROVIDE OPERATING FUNDS MAY CAUSE THE COMPANY TO BE UNABLE TO CLOSE THE OFFERING. Although Mr.O'Dare our sole officer and director has stated that he will provide funds for the company to continue business until the offering is closed, there is no enforceable agreement to such effect and thus the failure of Mr.O'Dare to provide such funds may cause the company to cease business prior to the close of this offering. The offering expenses are estimated at $7,000.

ARBITRARY OFFERING PRICE MAY MEAN LOSS OF VALUE OF SHARES. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

NO ASSURANCE OF SUCCESSFUL MARKETING EFFORTS MAY LIMIT ACQUISITION CANDIDATES. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful and thus the number of acquisition candidates may be limited. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY'S SECURITIES MAY LIMIT A SHAREHOLDERS ABILITY TO SELL THEIR SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. Movements in prices of stock may also affect the market price in general. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.   As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed service that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum				50% of Maximum				Maximum
Application Of Proceeds	$		% of total	% of net proceeds	$		% of total	% of net proceeds	$		% of total	% of net proceeds

Total Offering Proceeds		$20,000	100.00%			$50,000	100.00%			$100,000	100.00%

Net Offering Proceeds		$20,000	100.00%	100%		$50,000	100.00%	100%		$100,000	100.00%	100%
Placed into Escrow		$20,000	100.00%	100%		$50,000	100.00%	100%		$100,000	100.00%	100%
Released from Escrow(10%)		$2,000	10%	10%		$5,000	10%	10%		$10,000	10%	10%
Working Capital(1)(2) -		$18,000	90.00%	100%		$45,000	90.00%	100%		$90,000	100.00%	100%
Total Use of Proceeds		$20,000	100.00%			$50,000	100.00%			$100,000	100.00%

Notes:

(1) The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, and other general operating expenses. There are no anticipated uses of the funds post acquisition but that such funds may not be utilized to pay salary or reimbursement of expenses.

(2) Includes up to 10% which may be released from escrow and such funds maybe be used only for expenses of an acquisition or merger for items such as postage, printing, legal etc..

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $100,000 or $0.0025 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0075 per share while our present stockholders will receive an increase of $0.0025 per share in the net tangible book value of the shares they hold. This will result in a 75% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Maximum	Minimum
	Offering	Offering

Offering Price Per Share	$0.01	$0.01

Book Value Per Share Before the Offering	$0.000	$0.000

	MAXIMUM	MINIMUM
Net tangible book value per share	$-0.0001	$-0.0001
Net tangible book value after Offering	$100,000.00	$20,000.00
Net tangible book value after Offering per share	$0.0025	$0.0025
Increase per share attributable to New Stockholders	$0.0025	$0.0025
Dilution in Offering Price based upon New BVPS	$0..0075	$0.0075
Dilution as percentage of purchase price	75%	75%

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ITEM 7 – SELLING SHAREHOLDER

SELLING SHAREHOLDER

Name	No. Of Shares	Percentage of Shares	No. of Shares	Percentage of Shares
	Before Offering	Before Offering	After Offering**	After Offering**

Rory O'Dare	40,000,000	100%	35,100,000	70.20%

*The selling shareholder is an underwriter as such, he will be subject to the applicable prospectus delivery and liability provisions of the Securities Act.

**   Assumes that Mr. O'Dare will sell all of his shares in the offering of which there is no assurance.

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Rory O'Dare, the sole officer and director of the Company New issue offering refers to the shares offered for sale by the company. Potential investors include, but are not limited to, family, friends and acquaintances of Rory O'Dare. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, he will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Rory O'Dare will not receive commissions for any sales originated on our behalf. We believe that Rory O'Dare is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Rory O'Dare, he:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Is not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

	a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

	b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Rory O'Dare our sole officer or director shall be deemed an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. The shares will only be offered in Florida.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The proceeds from the sale of the shares in this offering will be payable to Branch Bank & Trust fboMobad Service Corporation ("Escrow Account") and will be deposited in a non-interest bearing bank account at escrow agent Branch Bank & Trust until the escrow conditions are met.  In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Escrow Account pending achievement of the Maximun Offering and no funds shall be released to Mobad Service Corporation until such a time as the escrow conditions are met. The Escrow agent will determine whether the minimum offering amount has been sold solely based upon its account records as the insured depository institution. The escrow agent will continue to receive funds until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs when, this escrow agreement shall terminate. If the Minimum Offering is not achieved within 12 months of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 12 months. The fee of the Escrow Agent is $2,500.  Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without any further communication with or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Mobad Service Corporation is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 40,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Mobad Service Corporation's common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Mobad Service Corporation stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Mobad Service Corporation common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Mobad Service Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Mobad Service Corporation will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Gewerter & Dowling is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Mobad Service Corporation(the "Company"), was incorporated on March 2, 2011 under the laws of the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Rory O'Dare, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr.O'Dare serves as President, Secretary, Treasurer and Director. Mr.O'Dare determined next to proceed with filing a Form S-1.

Mr.O'Dare, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, the shareholder has agreed to place his respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

Number of Total Employees and Number of Full Time Employees

Mobad Service Corporation currently in the development stage. During this development period, we plan to rely exclusively on the service of our sole officer and director to establish business operations and perform or supervise the minimal service required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 1441 Ocean Drive, Vero Beach , Florida 32963. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. O'Dare residence. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Rory O'Dare, our officer and director has not been convicted in a criminal proceeding.

Rory O'Dare, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Rory O'Dare, our officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER'S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Mobad Service Corporation common stock. This prospectus is a step toward creating a public market for our stock upon completion of a business combination, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Mobad Service Corporation and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Mobad Service Corp;

2.	There are currently 40,000,000 shares of our common stock held by our officer and director;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

HOLDERS

As of the date of this prospectus, Mobad Service Corporation has 40,000,000 shares of $0.0001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Mobad Service Corporation was incorporated on March 2,2011.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity and reconfirmation offering prior to the consummation of the merger/acquisition. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to considering such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances and audited statements are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company as reporting makes due diligence easier and fraud less likely.  Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the Company  intends to file a Form 8A registering the company under Section 12G of the Exchange Act within 5 business days of the effectiveness of this registration statement. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10Q's have to be filed quarterly, 10K's annually and 8K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management service which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, service, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.01per share Mr. O'Dare may not sell any shares at less than $0.01per share even if other shareholders are offered less than that amount. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post effective amendment (reconfirmation). The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of an agreement for a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). The company also has to file its Post Effective amendment upon the signing of a merger/acquisition agreement. If such audited financial statements are not available within time parameters necessary to insure the Company's compliance with the requirements of the 33 and 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents the Company will not proceed with the transaction or post effective amendment/reconfirmation offering.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in accountants or disagreements therewith since the inception of the corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Rory O'Dare (2)	60	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director	Inception – Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Rory O'Dare has outside interests and obligations to other than Mobad Service Corporation He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Mobad Service Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Rory O'Dare, President, CEO, Secretary, Treasurer, CFO

Mr. O'Dare is a licensed real estate sales associate in Indian River county Florida license #310-3064.  He has been self employed working as a buyer's agent for high net worth clients and specializing in ocean front properties in Vero Beach for in excess of the last 5 years.  He built a sub-division and spec home in Vero Beach.  He has been focused on entrepreneurial business for over 40 years.

Mr. O'Dare grew up in Miami and recognized the Latin migration into Florida in the 60's, 70's and 80's.  Understanding growth and commerce early on, motivated him into property development. The recent downturn in 2007 has given him time to direct efforts into other business activity, such as formation of public companies including Cheval Resources Corporation and Puravita Corp. both of which are blank check corporations and Mr. O'Dare was the President, Secretary, Treasurer, Director, CEO and CFO of both of these entities. Mr. O'Dare has since resigned  from all positions in both corporations.  Mr. O'Dare is active in his community.
Board Committees
Mobad Service Corporation has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

[Balance of this Page Intentionally Left Blank]

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Rory O'Dare	2014	-	-	-	-	-	-	-
Officer and Director	2015	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for service rendered to Mobad Service Corp, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for service provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Mobad Service Corp's incorporation on March 2,2011, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Mobad Service Corporation currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Rory O'Dare, President, Secretary, Treasurer and Director	40,000,000	100.00%	70.20%

	All Directors and Officers as a group (1 person)	40,000,000	100.00%	70.20%

Footnotes

(1) The address of the executive officer one director is c/o Mobad Service Corp, 1441 Ocean Drive, Vero Beach , Florida 32963.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)   Assumes the sale of the maximum amount of this offering (10,000,000 shares of the issuers common stock and 4,900,000 of the selling shareholders stock). The aggregate amount of shares to be issued and outstanding after the offering is 14,900,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about March 2,2011, Rory O'Dare, our officer and director, paid for expenses involved with the incorporation of Mobad Service Corporation with personal funds ($4,000), in exchange for 40,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Rory O'Dare was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1.
After this offering, Mobad will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.	After this offering, Mobad will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.
The public may read and copy any materials Mobad files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 FREE.  Mobad's SEC filings will also be available on the SEC's Internet site.  The address of that site is:http://www.sec.gov.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Mobad Service Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Mobad of expenses incurred or paid by a director, officer or controlling person of Mobad in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mobad will, unless in the opinion of Mobad legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

a)  Audited Financial Statements for the period ended April 30, 2016

FINANCIAL STATEMENTS

Mobad Service Corporation

As of April 30, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mobad Service Corporation
 Vero Beach, Florida

We have audited the accompanying balance sheets of Mobad Service Corporation (the "Company") as of April 30, 2016 and 2015, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobad Service Corporation as of April 30, 2016 and 2015 and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not commenced any business operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Further information and management's plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ankit Consulting Services, Inc.
Certified Public Accountants

Ankit Consulting Services, Inc.
Certified Public Accountants
Rancho Santa Margarita, CA
 June 6, 2016

Mobad Service Corporation
Balance Sheets
As Of April 30, 2016 and 2015

ASSETS	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$-	$-
TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Payable to related party	-	-
TOTAL CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS' DEFICIT
Common Stock, $0.0001 par value, 100,000,000 shares authorized,
40000000 shares issued and outstanding	4,000	4,000
Additional paid-in capital	10,877	4,008
Accumulated deficit	(14,877)	(8,008)
TOTAL STOCKHOLDERS' DEFICIT	-	-

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of the financial statements

Mobad Service Corporation
Statements of Operations
For The Years Ended April 30 2015 And 2016

	2016	2015

Net Revenues	$-	$-

Operating Expenses:
General and administration expenses	6,869	-
Total operating expenses	6,869	-

Loss from operations

Provision for income taxes	-	-

Net loss	$(6,869)	$-

Net loss per share
Basic and Diluted:	$(0.00)	$0.00

Weighted average number of shares used in computing basic and diluted net loss per share:

Basic	40,000,000	40,000,000
Diluted	40,000,000	40,000,000

The accompanying notes are an integral part of the financial statements

Mobad Service Corporation
Statements of Cash Flows
For the years ended 2015 and 2016

	2016	2015
Net loss	$(6,869)		$-
Adjustments to reconcile net loss to net cash
used in operating activities:

Change in current assets or liabilities:	-		-
Net cash used in operating activities	(6,869)		-

CASH FLOWS FROM INVESTING ACTIVITIES	-		-

Capital contribution	6,869		-

Net increase in cash and cash equivalents	-		-

Cash and cash equivalents, at the beginning of the period	-		-

Cash and cash equivalents, at the end of the period	$-		$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-		$-
Interest payments	$-	$

Non- cash investing and financing activities:
Debt forgiven by related party recorded as capital contribution	$-		$4,008

The accompanying notes are an integral part of the financial statements

Mobad Service Corporation
Statement of Stockholders' Deficit
For the year ended April 30 2016

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance as of May 1, 2014	40,000,000	$4,000	$-	$(8,008)	$(4,008)

Capital contribution	-	-	4,008	-	4,008

Net loss for the year ended April 30,2015	-	-	-	-	-

Balance as April 30 2015	40,000,000	4,000	4,008	(8,008)	-

Capital contribution	-	-	6,869	-	6,869

Net loss for the Year ended April 30 2016	-	-	-	(6,869)	(6,869)

Balance as of April 30 2016	40,000,000	$4,000	$10,877	$(14,877)	$-

The accompanying notes are an integral part of the financial statements

Mobad Service Corporation
Notes to Financial Statements
April 30, 2016 and 2015

1.     Nature of Operations and Significant Accounting Policies:

Nature of Operations.

Mobad Service Corporation (the "Company") was incorporated in the State of Delaware on March 2, 2011 for the purpose of raising capital that is intended to be used in connection with its business plan to merge, acquire or other business combination with an operating business. As of April 30, 2016, the Company had not yet commenced principal operations. The Company reports on a fiscal year basis with year end of April 30.

Basis of Presentation.

These financial statements have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States of America ("GAAP") and in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows for the periods presented.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined.
Recently Issued Accounting Pronouncements.

In May 2014, the ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In August 2015, the FASB deferred the effective date of the new revenue standard by one year, which will make it effective for the Company in the first quarter of its fiscal year ending June 30, 2019. The adoption of this guidance is not expected to have a material impact on the Company's results of operations, financial position or disclosures.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. For all entities, the amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The Company is currently evaluating the impact of adopting ASU 2014-12 on the Company's results of operations or financial condition.

Mobad Service Corporation
Notes to Financial Statements
April 30, 2016 and 2015

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern(ASU 2014-15). The guidance in ASU 2014-15 sets forth management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management's plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company's financial statements.

In January 2015, the FASB issued Accounting Standards Update No. 2015-01, Income Statement – Extraordinary and Unusual items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (ASU 2015-01). The amendment eliminates from U.S. GAAP the concept of extraordinary items. This guidance is effective for the Company in the first quarter of fiscal 2017. Early adoption is permitted and allows the Company to apply the amendment prospectively or retrospectively. The adoption of this guidance is not expected to have a material impact on the Company's financial statements.

In February 2015, FASB issued ASU No. 2015-02, (Topic 810): Amendments to the Consolidation Analysis. ASU No. 2015-02 provides amendments to respond to stakeholders' concerns about the current accounting for consolidation of certain legal entities. Stakeholders expressed concerns that GAAP might require a reporting entity to consolidate another legal entity in situations in which the reporting entity's contractual rights do not give it the ability to act primarily on its own behalf, the reporting entity does not hold a majority of the legal entity's voting rights, or the reporting entity is not exposed to a majority of the legal entity's economic benefits or obligations. ASU No. 2015-02 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. The adoption of this guidance is not expected to have a material impact on the Company's results of operations, financial position or disclosures.

In April 2015, FASB issued ASU No. 2015-03, (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU No. 2015-03 provides guidance that will require debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. ASU No. 2015-03 affects disclosures related to debt issuance costs but does not affect existing recognition and measurement guidance for these items. ASU No. 2015-03 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. The adoption of this guidance is not expected to have a material impact on the Company's results of operations, financial position or disclosures.

In April 2015, FASB issued ASU No. 2015-05, (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangements. ASU No. 2015-05 provides guidance on a customer's accounting for fees paid in a cloud computing arrangement, which includes software as a service, platform as a service, infrastructure as a service, and other similar hosting arrangements. ASU No. 2015-05 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. The adoption of this guidance is not expected to have a material impact on the Company's results of operations, financial position or disclosures.

In September 2015, the Financial Accounting Standards Board ("FASB") issued ASU No. 2015-16, "Business Combinations (Topic 805) Simplifying the Accounting for Measurement-Period Adjustments." ASU No. 2015-06 simplifies the accounting for measurement-period adjustments attributable to an acquisition. Under prior guidance, adjustments to provisional amounts during the measurement period that arise due to new information regarding acquisition date circumstances must be made retrospectively with a corresponding adjustment to goodwill. The amended guidance requires an acquirer to record adjustments to provisional amounts made during the measurement period in the period that the adjustment is determined. The adjustments should reflect the impact on earnings of changes in depreciation, amortization, or other income effects, if any, as if the accounting had been completed as of the acquisition date. Additionally, amounts recorded in the current period that would have been reflected in prior reporting periods if the adjustments had been recognized as of the acquisition date must be disclosed either on the face of the income statement or in the notes to financial statements. This guidance is effective prospectively for interim and annual periods beginning after December 15, 2015 and early application is permitted. The impact of the guidance on our financial condition, results of operations and financial statement disclosures will depend on the level of acquisition activity performed by the Company.

Mobad Service Corporation
Notes to Financial Statements
April 30, 2016 and 2015

2.            Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company had no operations and has a history of losses, resulting in an accumulated deficit of $14,877.  For the year ended April 30, 2016, the Company incurred a loss in the amount of $6,869.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to find a suitable merger or acquire an operating company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.            Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less. A cash escrow account has been created per Rule 419, which requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition.

4.            Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, "Income Taxes".  Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

The Company has net operating losses; however, due to the uncertainty of the realize-ability of the related deferred tax asset and other deferred tax assets, a valuation allowance equal to the amount of deferred tax assets has been established at April 30, 2016 and 2015.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merit.

The Company's federal and state income tax returns for the tax years beginning 2011 remain subject to examination for federal and state taxes.

5.            Capital Stock

The total number of shares of preferred stock which the Company shall have authority to issue is twenty five million (25,000,000) preferred shares with a par value of $.0001.   There have been no preferred shares issued to date.

The total number of shares of common stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.0001.  Holders of shares of Common Stock are entitled to cast one vote for each share held at all Stockholder meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

At inception on March 3, 2011, the Company issued 40,000,000 shares, at a value of $4000 (par) to its sole shareholder and director.

Mobad Service Corporation
Notes to Financial Statements
April 30, 2016 and 2015

6.            Related Party Transactions

At various times the majority shareholder pays the Company's liabilities.  The payments were initially recorded as an unsecured, non- interest bearing debt due to the shareholder. However, the shareholder forgave the debt owed to him as of May 1, 2014. The additional payments have been recorded as a contribution of capital since the shareholder does not have the intention of recovering the money.  The balance due to the shareholder was $0 as of April 30, 2016 and 2015.

7.            Subsequent events

Management has evaluated subsequent events or transactions occurring through the date the financial statements were issued. Management concluded that no additional subsequent events required disclosure in these financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Mobad in connection with the sale of the common stock being registered. Mobad has agreed to pay all costs and expenses in connection with this offering of common stock.  .O'Dare is the source of the funds for the costs of the offering.  Mr.O'Dare has no agreement in writing to pay the expenses of this offering on behalf of Mobad and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees		$2,000
Accounting Fees		$1,500
Escrow Fees		$2,500
Registration Fee		$369
Administration fee		$500

Total	$	*6,869

* Such offering expenses have already been paid for by our Sole officer and director.   There is no agreement as to repayment of these funds.

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Mobad Service Corporation Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Mobad indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Mobad Service Corporation issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On March 2,2011, Rory O'Dare, our officer and director, paid for expenses involved with the incorporation of the Company ($4,000), in exchange for 40,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Rory O'Dare was in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Mobad Service Corporation claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Mobad believes that the exemption from registration for these sales under Section 4(2) was available because:

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•	Rory O'Dare is an executive officer of Mobad and thus had fair access to all material information about Mobad before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

All shares issued to Rory O'Dare were at a par price per share of $0.0001.  The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, Mobad was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3 a)*	Articles of Incorporation
3 b)*	Bylaws adopted on March 2, 2011

5.1*	Opinion on Legality from Harold P. Gewerter, Esquire

10.1*	Escrow Agreement

10.2*	Subscription Agreement

23.1	Consent of Ankit Consulting Services, Inc., Certified Public Accountants

23.2*	Consent of .Gewerter & Dowling (contained in Exhibit 5.1)

101*	XBRL Interactive Data Files

* Previously filed

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ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on August 1, 2016 .

Mobad Service Corp
(Registrant)

By: /s/ Rory O'Dare
Rory O'Dare, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory O'Dare	President, Secretary and Director	August 1, 2016
Rory O'Dare	Chief Executive Officer

/s/ Rory O'Dare	Treasurer, Chief Accounting Officer,	August 1, 2016
Rory O'Dare	Principal Financial Officer

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